UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2023
(Date of earliest event reported)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by 1-800-FLOWERS.COM, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 15, 2023 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company's Annual Meeting of Stockholders held on December 14, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding stockholder advisory votes on executive compensation (“say on pay votes”). No other changes have been made to the Original Form 8-K.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the 2023 Annual Meeting, the Company’s stockholders determined, on an advisory basis, “three years” to be the frequency of future say on pay votes. The Company has considered the outcome of this advisory vote and has decided, as was recommended with respect to this proposal by the Company’s Board of Directors in the Proxy Statement for the 2023 Annual Meeting, that the Company will hold future say on pay votes once every three years until the occurrence of the next advisory vote on the frequency of say on pay votes. An advisory vote regarding the frequency of say on pay votes is required to occur at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC. By: /s/ William E. Shea William E. Shea Senior Vice President, Treasurer and Chief Financial Officer

Date: April 25, 2024